SUBORDINATION AND INTERCREDITOR AGREEMENT

         This Subordination and Intercreditor Agreement (this AAgreement@) made this 29th day of July, 1999, by and among Commerce Bank, N.A., a national banking association having an address at 1701 Route 70 East, Cherry Hill, New Jersey 08034 (the ASenior Lender@),Penn National Gaming, Inc., a Pennsylvania corporation having an address at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania, 19620 ( the ASubordinate Lender@), and FR Park Racing, L.P., a New Jersey limited partnership having an office at 3001 Street Road, Bensalem, Pennsylvania 19010, Attention: Harold G. Handel, President (ABorrower@).


                                    Recitals

         A. Borrower is the owner of the fee estate in the premises located in Monmouth County, New Jersey, commonly known as Freehold Raceway and more particularly described on Schedule A annexed hereto and made a part hereof, and the buildings and improvements located thereon (collectively, the AProject@).

         B. Senior Lender and Borrower, together with GS Park Racing, L.P. (ACo-Borrower@), entered into that certain Loan Agreement dated of even date herewith (as hereinafter amended, modified, restated or supplemented from time to time, the ASenior Loan Agreement@), pursuant to which Senior Lender made a loan to Borrower and Co-Borrower in the original principal amount of Twenty-Three Million and 00/100 Dollars ($23,000,000.00) (the ASenior Loan@), all of which remains outstanding as of the date hereof, on the terms and conditions set forth in the Loan Agreement.

         C. The Senior Loan is evidenced by a certain Term Loan Note dated of even date herewith made by Borrower and Co-Borrower in favor of Senior Lender (the ASenior Note@) in the original principal amount of Twenty-Three Million and 00/100 Dollars ($23,000,000.00), which is secured by, among other things, a first priority security interest in all of Borrower=s existing and future personal property (including, without limitation, accounts, inventory, equipment, general intangibles, fixtures, investment property, deposit accounts and all proceeds thereof (collectively, AUCC Collateral@)), a certain Mortgage, Security Agreement, and Fixture Filing dated of even date herewith made by Borrower in favor of Senior Lender and encumbering the Project which shall be forthwith recorded in the Clerk/Register of Monmouth County, New Jersey (the AClerk=s Office@) (the ASenior Mortgage@) and an Assignment of Rents and Leases of even date herewith given by Borrower in favor of Senior Lender which shall be forthwith recorded in the Clerk=s Office (the ASenior Assignment of Rents@) (the Senior Mortgage, together with the Senior Loan Agreement, the Senior Note, the Senior Assignment of Rents and any other Loan Document (as said term is defined in the Senior Loan Agreement), as any of the same hereafter may be modified, extended or restated from time to time, collectively, the ASenior Loan Documents@).


         D. On January 28, 1999, Subordinate Lender made a loan to Borrower in the original principal amount of Eleven Million Two Hundred Fifty Thousand and 00/100 Dollars ($11,250,000.00) (the ASubordinate Loan@), which Subordinate Loan is evidenced by a certain Subordinated Secured Promissory Note dated January 28, 1999, made by Borrower in favor of Subordinate Lender (the ASubordinate Note@) in the principal amount of Eleven Million Two Hundred Fifty Thousand and 00/100 Dollars ($11,250,000.00).

         E. The Subordinate Note is secured by, among other things, a certain Mortgage and Security Agreement dated January 28, 1999, made by Borrower in favor of Subordinate Lender and encumbering the Project which was recorded in the Clerk=s Office on February 4, 1999, in Mortgage Book 6694, Page 638 (the ASubordinate Mortgage@) (the Subordinate Mortgage, together with the Subordinate Note and any other instruments or agreements executed in connection with any of the same may be modified, extended or restated from time to time, collectively, the ASubordinate Loan Documents@).

         F. Under the terms of the Senior Loan Agreement, it is a condition precedent to Senior Lender=s obligation to make the Senior Loan that Subordinate Lender agree to subordinate any lien now held by Subordinate Lender in respect of the Project, and to subordinate its rights and interests under the Subordinate Loan Documents, to the Senior Lender in respect to all or any assets of Borrower, all in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Senior Lender, the Subordinate Lender and the Borrower hereby agree as follows:

         1. The Subordinate Loan Documents and all advances and amounts (for principal, interest, or otherwise) owing thereunder are hereby, and shall continue to be, subject and subordinate in lien and in payment to the lien and payment of the Senior Loan Documents and all advances and amounts owing thereunder, together with all interest, commitment fees, termination fees and all other sums due under the Senior Loan Documents. The foregoing shall apply, notwithstanding the availability of other collateral to the Senior Lender or the actual date and time of execution, delivery, recordation, filing or perfection of any Senior Loan Documents, or the actual date and time of execution, delivery, recordation, filing or perfection of a lien or priority of payment thereof, and notwithstanding the fact that the Senior Loan or any other claim for the Senior Loan is subordinated, avoided or disallowed, in whole or in part, under Title 11 of the United States Code (herein called the ABankruptcy Code@) or other applicable federal or state law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy, or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal or state law, the Senior Loan shall be deemed to include all interest accrued thereon, in accordance with and at the interest rates specified in the Senior Loan Documents, both for periods before and for periods after the commencement of any such proceedings, even if the claim for such interest is not allowed pursuant to applicable law.


         2. In addition, without limiting the foregoing, the Subordinate Lender agrees that all rights of the Subordinate Lender under the Subordinate Loan Documents in and to the UCC Collateral, the Project and the proceeds thereof (including, without limitation, principal repayment, interest, issues and profits and rights with respect to insurance proceeds, condemnation awards and foreclosure proceeds), if any, shall be expressly subject and subordinate to:
(a) the rights of the Senior Lender in and to the UCC Collateral, the Project and the proceeds thereof (including, without limitation, principal repayment, interest, issues and profits and rights with respect to insurance proceeds, condemnation awards and foreclosure proceeds) on the terms now or hereafter set forth in the Senior Loan Documents; and (b) any and all advances made and other expenses incurred under, and as permitted in, the Senior Loan Documents or any permitted extensions or modifications of the Senior Loan Documents.

         3. Subordinate Lender and Borrower hereby covenant, warrant and represent that: (a) Borrower has delivered to Senior Lender true, complete and correct copies of all of the Subordinate Loan Documents; (b) Subordinate Lender is now the sole owner and holder of any and all interests in, to or under the Subordinate Loan Documents except that the Subordinate Loan Documents have been assigned by Subordinate Lender to First Union National Bank (AFirst Union@), including an assignment of mortgage recorded in the Clerk=s Office in Mortgage Book 818, Page 375; (c) the Subordinate Loan Documents are now in full force and effect; (d) the Subordinate Loan Documents have not been modified or amended and will not be modified, amended or restated without the prior written consent of the Senior Lender which consent shall not be unreasonably withheld; provided that in no event may any such amendment increase the principal amount of the Subordinate Loan, increase the interest rate of the Subordinate Loan, increase the principal amortization of the Subordinate Loan or shorten any maturity date under the Subordinate Loan Documents; (e) Borrower has not at any time made any drawings, or received any loans or other advances under the Subordinate Loan Documents, and no sums are owed by Borrower to the Subordinate Lender, in each instance, other than as set forth in the Subordinate Loan Documents; (f) the maximum principal balance of the Subordinate Loan may not exceed $11,500,000.00 and (g) the Subordinate Lender=s rights in and to the lien, estate or other interest in the Project, if any, is not subject to the rights of any third parties by way of subrogation, indemnification or otherwise.

         4. Borrower shall not make to or for the benefit of the Subordinate Lender any payment or prepayment of principal, interest, default rate interest, or any other payment whatsoever due or to become due under the Subordinate Loan Documents, in each case, unless and until all obligations of Borrower to the Senior Lender in respect of the Senior Loan Documents shall have been paid in full, excepting only that Borrower may, unless and until any of the matters described in clauses (i), (ii) or (iii) of Section 6(c) hereof occurs, or unless giving effect to such payment and with the giving of any required notice and the passage of any applicable grace period an Event of Default (as said term is defined in the Senior Loan Agreement) would occur under the Senior Loan Agreement, a) pay the regular scheduled interest payments due under the Subordinate Loan Documents and b) may also reimburse Subordinate Lender for reasonable and necessary business expenses incurred by Subordinate Lender on Borrower=s behalf.

         5. The Subordinate Lender hereby acknowledges and agrees that the Subordinate Lender shall not accept from or on behalf of Borrower any payment of sums whatsoever due under the Subordinate Loan Documents unless and until the Senior Loan has been paid in fully, except as expressly permitted under Section 4 above.

         6. The  Subordinate  Lender hereby  further agrees that, so long as any
sum  shall  remain   outstanding   under  any  of  the  Senior  Loan   Documents
(collectively, the ASenior Loan Obligations@):

                  (a) the Subordinate Lender shall simultaneously send to the Senior Lender due notice of all defaults under the Subordinate Loan Documents and copies of all notices relating to the Subordinate Lender=s intention to exercise remedies under the Subordinate Loan Documents. Notice under the Subordinate Loan Documents shall not be deemed effective until such notice has been delivered to the Senior Lender in the same manner as notices are required to be delivered to Borrower under the Subordinate Loan Documents. The Senior Lender shall have the right, but shall not have any obligation whatsoever, to cure any default on the part of Borrower under the Subordinate Loan Documents within thirty (30) days after the expiration of the applicable grace period permitted to Borrower under the Subordinate Loan Documents. Nothing contained in this Agreement shall be deemed or construed to require the Senior Lender to commence or continue to prosecute any such cure to completion or prevent the Senior Lender from discontinuing such cure;

                  (b) Subordinate Lender shall not commence any Enforcement Action (as hereinafter defined) for a period of two hundred seventy (270) days after written notice to Senior Lender that a default has occurred under the Subordinate Loan Documents and any grace period has expired. As used herein, the term AEnforcement Action@ shall mean the acceleration of all or any part of the Subordinate Loan, any foreclosure or enforcement proceeding under any of the Subordinate Loan Documents, the exercise of any power of sale, the conduct of a Uniform Commercial Code sale, the execution upon any judgment, the acceptance by the Subordinate Lender of an assignment in lieu of foreclosure, the obtaining of a receiver, the taking of possession or control of the UCC Collateral, the
Project, the commencement of any lawsuit, action or proceeding on the Subordinate Note and/or any of the other Subordinate Loan Documents, the exercising of any banker=s lien or rights of set-off or recoupment, or the taking of any other enforcement action against the UCC Collateral, the Project, Borrower, any other collateral for the Subordinate Loan, and/or any other person under any Subordinate Loan Document;



                  (c) in the event (i) the Subordinate Lender receives any payment of principal or interest or any other payment, in part or in whole, under the Subordinate Loan Documents, other than as expressly permitted under the terms of this Agreement and does not turn over such payments to Senior Lender in accordance with the terms of this Agreement, (ii) there shall have occurred and be continuing beyond any applicable grace and/or notice periods under the Senior Loan Documents an Event of Default (as defined in the Senior Loan Documents), or (iii) of any distribution or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the Project or the proceeds thereof, in whatever form, to any creditor or creditors of Borrower or to any holder of indebtedness of Borrower by reason of any liquidation, dissolution or other winding up of Borrower or its business, or of any receivership or custodianship for Borrower of all or substantially all of its property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against Borrower for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities, which shall be payable or deliverable with respect to the Subordinate Loan or any of the Subordinate Loan Documents or which has been received by the Subordinate Lender, shall be held in trust by the Subordinate Lender and shall forthwith be paid or delivered directly to the Senior Lender for application to the payment of the Senior Loan Obligations. In any such event, the Senior Lender may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordinate provisions, be payable or deliverable with respect to the Subordinate Loan. In the event of the occurrence and continuation of any matter described in clauses (i), (ii) or (iii) above and until the Senior Loan Obligations shall have been fully paid and satisfied and all of the obligations of Borrower to the Senior Lender have been performed in full, no payment whatsoever shall be made to or accepted by the Subordinate Lender in respect of the Subordinate Loan;

                  (d) in the event the Senior Lender shall release, for purposes of restoration of all or any part of the improvements located at the Project, Senior Lender=s right, title and interest in and to the proceeds under the policies of insurance thereon, and/or its right, title and interest in and to any awards, or its right, title and interest in and to other compensation made for any damages, losses or compensation for other rights by reason of a taking in eminent domain, the Subordinate Lender shall release for such purpose all of the Subordinate Lender=s right, title and interest, if any, in and to all such insurance proceeds, awards or compensation and the Subordinate Lender agrees that the balance of such proceeds remaining shall be applied as set forth in the Senior Loan Agreement, and if the Senior Lender holds such proceeds, awards or compensation and/or monitors the disbursement thereof, the Subordinate Lender agrees that the Senior Lender shall also hold and monitor the disbursement of such proceeds, awards and compensation to which the Subordinate Lender is entitled. Nothing contained in this Agreement shall be deemed to require the Senior Lender to act for or on behalf of the Subordinate Lender or to hold or monitor any proceeds, awards, or compensation in trust for or on behalf of the Subordinate Lender, in any way whatsoever, and all or any of such sums so held or monitored may be commingled with any funds of the Senior Lender;

                  (e) except for its lien on the Project pursuant to the Subordinate Mortgage, and so long as the Senior Loan Obligations remain unpaid, the Subordinate Lender hereby subordinates any lien, estate, right or other interest in the Project and/or in Borrower, including any rights or interests in the Project or Borrower which may arise by way of indemnification, subrogation or otherwise, and, in furtherance thereof, agrees not to exercise any of such rights unless and until all of the Senior Obligations have been unconditionally pain in full;




                  (f)      intentionally omitted;

                  (g) the Subordinate Lender hereby expressly consents to and authorizes, at the option of the Senior Lender, the release of all or any portion of the UCC Collateral and/or the Project from any lien of the Senior Loan Documents and hereby waives any equitable right the Subordinate Lender may have in respect of marshaling, in connection with any release of all or any portion of the UCC Collateral and/or the Project by the Senior Lender from the lien of the Senior Loan Documents to require the separate sale of any portion of the UCC Collateral and/or the Project or to require the Senior Lender to exhaust its remedies against any portion of the UCC Collateral and/or the Project or any combination of the portions of the UCC Collateral and/or the Project or any other collateral, or to require the Senior Lender to proceed against any portion of the UCC Collateral and/or the Project or combination of the portions of the UCC Collateral and/or the Project or any other collateral, before proceeding against any other portion of the UCC Collateral and/or the Project or combination of the portions of the UCC Collateral and/or the Project or any other collateral, and further, in the event of foreclosure or other enforcement proceeding by the Senior Lender, the Subordinate Lender hereby expressly consents and authorizes, at the option of the Senior Lender, the sale, either separately or together, of all or any portion of the UCC Collateral and/or the Project;

                  (h) after request by the Senior Lender from time to time, the Subordinate Lender shall, within thirty (30) days following any such request, furnish the Senior Lender with a statement, duly acknowledged and certified, setting forth the original principal amount of such Subordinate Loan, the unpaid balance, all accrued but unpaid interest, and any other sums due and owing thereunder, the rate of interest, the monthly payments and other payments, and that there exists no default (or describing any existing defaults) under the Subordinate Loan Documents;

                  (i) the Subordinate Lender shall not commence or join in any case by or against Borrower under the Bankruptcy Code or any similar provision thereof or any similar federal or state statute (herein called a AReorganization Proceeding@), however nothing shall prevent Subordinate Lender from filing a claim in any Reorganization Proceeding or, subject to the terms of this Agreement, seeking to protect its rights after a Reorganization Proceeding has been filed by or against Borrower;

                  (j)      intentionally omitted;

                  (k) without  limiting the generality of the foregoing  Section
6(i), in any Reorganization Proceeding with respect to Borrower, (i) the Subordinate Lender may file a proof of claim in respect of the Subordinate Lender=s claims against Borrower and shall send the Senior Lender a copy thereof together with evidence of the filing with the appropriate court or other authority, (ii) if the Subordinate Lender should fail to file such proof of claim by the tenth (10th) business day before the last day for filing of proofs of claim, or if the Senior Lender reasonably believes that the proof of claim so filed is less than the proper amount thereof, then the Senior Lender may file such proof of claim, or corrected proof of claim, on behalf of the Subordinate Lender, and (iii) if objection is made to the allowance of any claim of the Subordinate Lender, the Senior Lender shall have the right to intervene and fully participate in such proceedings and if such rights are denied and the Subordinate Lender fails to defend such claim in the name of the Subordinate Lender; and

                  (l) to the extent any payment under the Senior Loan Documents (whether by or on behalf of Borrower, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Loan Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         7. The Senior Lender, the Subordinate Lender and Borrower shall cooperate fully with each other in order to promptly and fully carry out the terms and provisions of this Agreement. Each party hereto shall from time to time execute and deliver such other agreements, documents or instruments and take such other actions as may be reasonably necessary to effectuate the terms of this Agreement.

         8. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

         9. Each party hereto acknowledges that to the extent that no adequate remedy of law exists for breach of such party=s obligations under this Agreement, in the event any party fails to comply with such party=s obligations hereunder, the other parties shall have the right to obtain specific performance of the obligations of such defaulting party, injunctive relief or such other equitable relief as may be available.

         10. Any notice, report, demand or other instrument authorized or required to be given or furnished hereunder (ANotices@) shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by telecopy transmission with a confirmation copy to be delivered by duplicate notice in accordance with either of clauses (a) or (c) above, in each case addressed to the party intended to receive same to the following address(es):Senior Lender:
Commerce Bank, N.A.1701 Route 70 East

Cherry Hill, New Jersey 08034
Attention: Gerard Grady
Phone No.: (609) 751-9000
Facsimile No.: (609) 751-6884

with a copy to:

Blank Rome Comisky & McCauley LLP
One Logan Square
Philadelphia, PA 19103
Attention: Steven M. Miller, Esquire
Phone No.: (215) 569-5500
Facsimile No.: (215) 569-5522

Borrower:                                            FR Park Racing, L.P.
                                                     3001 Street Road
                          Bensalem, Pennsylvania 19020
                                        Attention: Harold G. Handel, President
                           Telecopier: (215) 639-8678

with a copy to:                        Fox, Rothschild, O=Brien & Frankel, LLP
                         2000 Market Street, 10th Floor
                        Philadelphia, Pennsylvania 19103
                       Attention: Theodore A. Young, Esq.
                           Telecopier: (215) 299-2150

Subordinate Lender:                                  Penn National Gaming, Inc.
                                                     825 Berkshire Boulevard
                         Wyomissing, Pennsylvania 19610
                         Attention: Joseph A. Lashinger
                           Telecopier: (610) 373-4966

with a copy to:                   Mesirov, Gelman, Jaffe, Cramer & Jamieson, LLP
                                              1735 Market Street
                        Philadelphia, Pennsylvania, 19103
                                           Attention: Robert P. Krauss, Esquire
                          Telecopier: (215) 994-1111



                  Any party may change the address to which any such Notice is to be delivered or mailed, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section
10. Notices shall be deemed to have been rendered or given on the date they are actually received; provided, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery, shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for any party may be given by its respective counsel. Additionally, notice from Lender may also be given by its servicer or agent, or their respective counsel.

         11. In the event of a conflict between the provisions of this Agreement, on the one hand, and the provisions of the Subordinate Mortgage or any of the other Subordinate Loan Documents, on the other hand, the provisions of this Agreement shall prevail.

         12. No person other than the parties hereto and their respective successors and permitted assigns shall have any rights under this Agreement. Subordinate Lender may assign its rights under the Subordinate Loan Documents only if the assignee executes a subordination and intercreditor agreement identical to this Agreement in favor of Senior Lender.

         13. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         14. This Agreement may not be amended, supplemented, modified, waived or terminated, in whole or in part, except in a written instrument executed by the Senior Lender and the Subordinate Lender, it being understood and agreed that no such amendment, supplement, modification, waiver or termination shall require the signature or approval of Borrower in order to be fully enforceable.

         15. In case any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof, shall not in any way be affected or impaired thereby.

         16. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made and to be performed therein (without giving effect to conflict of laws principles).

         17. This Agreement shall bind and inure to the benefit of the Senior Lender, the Subordinate Lender and Borrower and their respective successors, permitted transferees and assigns.




         18. BORROWER, THE SUBORDINATE LENDER AND THE SENIOR LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) , OR ACTIONS OF BORROWER, THE SUBORDINATE LENDER OR THE SENIOR LENDER RELATING TO THE SUBJECT OF THIS
AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SENIOR LENDER ENTERING INTO THIS AGREEMENT.

         19. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT, AT SENIOR LENDER=S OPTION, IN THE COURTS OF THE STATE OF NEW JERSEY, CAMDEN COUNTY OR MONMOUTH COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF NEW JERSEY. EACH OF BORROWER AND THE SUBORDINATE LENDER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UN CONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF BORROWER AND THE SUBORDINATE LENDER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 10 HEREOF. EACH OF BORROWER AND THE SUBORDINATE LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF SENIOR LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER AND/OR THE SUBORDINATE LENDER IN ANY OTHER JURISDICTION PERMITTED BY LAW.

         20. None of the following shall in any manner impair, negate or affect the agreements of the Subordinate Lender set forth herein, all of which may be done in the Senior Lender=s sole discretion (with the consent of Borrower, to the extent required under the Senior Loan Documents): (a) any amendment, modification, restatement, extension or consolidation of any of the Senior Loan Documents other than to increase the principal amount of the Senior Loan Obligations, (b) any change in the payment terms of, the Senior Loan, (c) any release of any collateral for the Senior Loan, (d) any release of any person or entity liable, in whole or in part, for the Senior Loan, and/or (e) any other act or omission which might, but for this provision, impair, negate or affect any agreement of the Subordinate Lender set forth herein other than to increase the principal amount of the Senior Loan Obligations.


         21. Notwithstanding anything to the contrary contained herein or elsewhere, Subordinate Lender agrees that in the event that the Project or any portion thereof, or any other property of Borrower that is subject to security interests, liens, mortgages or other security arrangements to secure the Senior Loan, is sold, transferred or otherwise disposed of (i) as permitted by the Senior Loan Documents (including by exercise of Senior Lender=s rights or remedies under the Senior Loan Documents) or (ii) in connection with any sale, transfer, conveyance or other disposition to a party other than Borrower that is otherwise consented to by Senior Lender and Borrower, or subject to the rights of

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


         Subordinate Lender set forth in the immediately succeeding three (3) sentences, for a price that Senior Lender determines is commercially reasonable in light of the circumstances at the time, Subordinate Lender shall release, without consideration, all rights in and interests to the UCC Collateral and/or the Project or portion of the UCC Collateral and/or the Project or other property so that the same may be transferred free and clear of all liens and security interests in favor of Subordinate Lender, provided that Subordinate Lender shall have a security interest in the proceeds of any property so sold, transferred, conveyed or disposed to the extent that such proceeds exceed the amount necessary to pay in full the Senior Loan Obligations. Senior Lender shall promptly upon its receipt of any written offer (AInitial Offer@) to purchase the UCC Collateral and/or the Project, provide a copy of the Initial Offer to Subordinate Lender. If Senior Lender has not received a written offer from GRI pursuant to Section 21 of the RV Subordination and Intercreditor Agreement (as defined in the Loan Agreement), then Subordinate Lender shall have five (5) Business Days from the expiration of GRI=s offer period under the RV Subordination and Intercreditor Agreement, to submit an offer (ASubsequent Offer@) that is for a purchase price at least five percent (5%) in excess of, and on terms substantially similar to, the Initial Offer. If Subordinate Lender submits a Subsequent Offer , the Senior Lender shall accept such Subsequent Offer, it being understood that the requirement for commercial reasonableness as to a Subsequent Offer is waived. If Subordinate Lender fails to consummate a closing pursuant to a Subsequent Offer( it being understood that any closing shall occur no more than ninety (90) days after the acceptance of the Subsequent Offer), then Senior Lender=s obligation to grant any subsequent right of purchase to Subordinate Lender is hereby waived. To effectuate the intent of this Section 21, Subordinate Lender shall execute such termination and release documents as Senior Lender may reasonably request to effectuate the terms hereof, and Subordinate Lender hereby irrevocably appoints Senior Lender as Subordinate Lender=s attorney in fact, which appointment is coupled with an interest, to execute such termination and release documents.





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




         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SENIOR LENDER:

Commerce Bank, N.A.


By: _/s/Jerry Grady____________
Name:Jerry Grady
Title:


SUBORDINATE LENDER:

Penn National Gaming, Inc.

By: _/s/Robert S. Ippolito_____________________________
Name:Robert S. Ippolito
Title: Secretary


BORROWER:

FR Park Racing, L.P.

By: Pennwood Racing, Inc., its General Partner


      By: /s/Hal Handel________________________
      Name:Hal Handel
      Title:President






















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



                               JOINDER AND CONSENT

      The undersigned First Union National Bank (AFirst Union@), being the Assignee of the Subordinate Loan Documents, which Assignment is evidenced in part by that certain Assignment of Mortgage dated ___________, 1999, and recorded in the Clerk=s Office in Mortgage Book 818, page 375, for good and valuable consideration, and with intent to be legally bound hereby, hereby joins in and consents to all of the provisions of the foregoing Subordination and Intercreditor Agreement, and hereby agrees to be bound by all of the provisions of the foregoing Subordination and Intercreditor Agreement with the same force and effect as if First Union had executed and been a party to the foregoing Subordination and Intercreditor Agreement as owner and holder of the Subordinate Loan Documents.

      The provisions of this Joinder and Consent shall be binding upon First Union and its successors and assigns, and shall inure to the benefit of Senior Lender and Borrower and their respective successors and assigns. First Union hereby represents and warrants to Senior Lender that First Union has not amended any of the Senior Loan Documents nor has First Union assigned, pledged or hypothecated any of the Senior Loan Documents.

      All terms used in this Joinder and Consent shall have the same respective meanings given to such terms in the foregoing Subordination and Intercreditor Agreement.

      IN WITNESS WHEREOF, First Union has executed this Joinder and Consent the __29__ day of July, 1999.

                            First Union National Bank


                            By: _/s/Lynn Eagleson______
                                Name:Lynn Eagleson
                                Title: Vice President


                       Attest: __________________________
                                      Name:

                              NOTARY ACKNOWLEDGMENT


COMMONWEALTH OF PENNSYLVANIA        :
                                                     : ss
COUNTY OF                                            :


      On the ___ day of ________________, 1999, before me, the subscriber, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared _____________________________, who acknowledged himself/herself to be the ________________ of Penn National Gaming, Inc., a _____________ corporation, and that he/she, as such officer, being authorized to do so, executed the foregoing Subordination and Intercreditor Agreement for the purposes therein contained by signing the name of the corporation by himself/herself as such officer, and desired that this Subordination and Intercreditor Agreement be recorded as such as the act and deed of said corporation.

      WITNESS my hand and seal the day and year aforesaid.




                                  Notary Public


                                            My Commission Expires:

                                                NOTARY ACKNOWLEDGMENT

---------------------                       :
_____________________                       :        SS
---------------------                       :


      On the ___ day of ________________, 1999, before me, the subscriber, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared _____________________________, who acknowledged himself/herself to be the _______ President of Pennwood Racing, Inc., a New Jersey corporation, the said Pennwood Racing, Inc. being the sole general partner of FR Park Racing, L.P., a New Jersey limited partnership, and that he/she, as such officer, being authorized to do so, executed the foregoing Subordination and Intercreditor Agreement for the purposes therein contained by signing the name of the corporation by himself/herself as such officer, and desired that this Subordination and Intercreditor Agreement be recorded as such as the act and deed of said limited partnership.

      WITNESS my hand and seal the day and year aforesaid.




                                  Notary Public


                             My Commission Expires:

                                                NOTARY ACKNOWLEDGMENT

---------------------                       :
_____________________                       :        SS
---------------------                       :


      On the ___ day of ________________, 1999, before me, the subscriber, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared Gerard Grady, who acknowledged himself to be the Vice President of Commerce Bank, N.A., a national banking association, and that he, as such officer, being authorized to do so, executed the foregoing Subordination and Intercreditor Agreement for the purposes therein contained by signing the name of the association by himself as such officer, and desired that this Subordination and Intercreditor Agreement be recorded as such as the act and deed of said association.

      WITNESS my hand and seal the day and year aforesaid.




                                  Notary Public


                             My Commission Expires: